$356,931.50

JUNE 30, 2011

MASTER NOTE

FOR VALUE RECEIVED, Fresh Medical Laboratories, Inc., a Delaware corporation (the "Maker" or "Freshmed"), promises to Brett M. Error (the "Holder"), as follows:

1. PRINCIPAL AND INTEREST. Maker promises to pay to Holder or its order in lawful money of the United States of America, the principal sum of three hundred fifty six thousand nine hundred and thirty one dollars and fifty cents, ($356,931.50), together with interest on the unpaid principal balance from the date hereof until paid in full at the rate of twelve percent (15%) per annum. Interest will be calculated on the basis of a 365-day year using the actual number of days elapsed divided by 365. Interest will be accrued and paid at maturity.

2. PAYMENT.

a. MATURITY DATE. The principal sum of this Note together with interest accrued and not paid thereon shall be due and payable on December 31, 2012 (the "Maturity Date").

b. FORM AND PLACE OF PAYMENT. All payments hereunder shall be due and payable to Holder, and shall be in the form of a check made payable to "Brett M. Error" and delivered to the following address: 1269 South 100 East, Orem, Utah 84097, or at such other place as Holder may hereafter from time to time designate in writing in advance of any payment.

c. APPLICATION OF PAYMENTS. Payments hereunder shall be applied first to accrued interest, and the balance, if any, to the reduction of principal.

d. PREPAYMENT. Maker may prepay the obligations under the Note at any time, in whole or in part, without penalty.

3. EVENTS OF DEFAULT. Each of the following shall be an event of default (an "Event of Default"):

a. Failure to pay the principal or interest hereunder on the Maturity Date.

b. A default in any material term, condition, or covenant of the Security Agreement (as such term is defined below).

c. Filing by Maker of a voluntary petition in bankruptcy or a voluntary petition seeking reorganization, adjustment, readjustment of debts or any other relief under the Bankruptcy Code as amended or any insolvency act or law, state or federal, now or hereafter existing.

d. Filing of an involuntary petition against Maker in bankruptcy or seeking reorganization, arrangement, readjustment of debts or any other relief under the Bankruptcy Code as amended or under any other insolvency act or law, state or federal, now or hereafter existing, and the continuance thereof for 60 days undismissed, unbonded, or undischarged.

e. All or any substantial part of the property of Maker shall be condemned, seized or otherwise appropriated or custody or control of such property shall be assumed by any governmental agency or any court of competent jurisdiction and shall be retained for a period of 30 days.

4. REMEDIES. If an Event of Default shall occur, time being of the essence, and upon notice from Holder to Maker, then Holder may at any time at Holder's option, accelerate the indebtedness and declare the entire principal of the Note then remaining unpaid to be due and payable immediately. Upon acceleration of this indebtedness by reason of an Event of Default, payment hereof may be enforced and recovered in whole or in part at any time by one or more of the remedies provided to Holder in this Note, or as may otherwise be available to Holder at law, in equity or otherwise. Any forbearance, failure or delay by Holder to exercise its rights under this Note, including the rights set forth in this Section 4, shall not be deemed to be a waiver of such right or remedy, nor shall any single or partial exercise of any right or remedy preclude the further exercise of such right or remedy. Moreover, no extension of time for payment of this Note or any installment hereof, and no alteration, amendment or waiver of any provision of this Note made by agreement between Holder and any other person or party shall release, modify, amend, waive, extend, change, discharge, terminate or affect the liability of Maker, and any other who may become liable for the payment of all or any part of the obligations under this Note.

5. WAIVER. Maker, and each surety, and endorser severally waive all demands for payment, presentation for payment, notices of intention to accelerate maturity, notices of acceleration of maturity, notices (including notice of dishonor), grace, protests, and notices of protests, diligence in collecting and agree to all renewals, extensions, and partial payments both before and after maturity without prejudice to Holder, to the extent permitted by law. No failure to exercise and no delay in exercising on the part of Holder of any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof, or the exercise of any other right, power or privilege. All rights and remedies provided in this Note, the Security Agreement (as such term is defined below) or any law shall be available to Holder and shall be cumulative.

6. WAIVER OF TRIAL BY JURY. Maker hereby irrevocably and unconditionally waives any and all rights to trial by jury in any action, suit or proceeding or counterclaim arising in connection with, out of or otherwise relating to this Note.

7. GENERAL PROVISIONS. This Note shall be binding upon Maker, its successors and assigns and may not be assigned by any party hereto without the prior written consent of the other parties hereto. This Note and all documents and instruments associated herewith shall be governed by and construed and interpreted in accordance with the laws of the State of Utah without giving effect to any principles of conflicts of laws. Time is of the essence hereof.

8. SECURITY. The obligations of the Maker to repay amounts owing under this Note shall be secured by a security agreement to be executed by and between the Maker and the Holder simultaneously with this note (the "Security Agreement").

9. ENTIRE AGREEMENT IN WRITING. This written agreement, and any other documents executed in connection herewith, may not be contradicted by evidence of any alleged oral agreement. Neither this Note nor any provision hereof may be amended, altered, modified, changed, waived, discharged or terminated, except by an instrument in writing signed by the parties.

DATED as of the date first above written.

FRESH MEDICAL LABORATORIES, INC.
a Delaware corporation

By: ______________________
Name: Steven C. Eror
Title: President